                                                                  Exhibit 2.7(i)


                               FIRST AMENDMENT TO
                             CONTRIBUTION AGREEMENT

      This FIRST AMENDMENT (the "AMENDMENT") to the CONTRIBUTION AGREEMENT dated as of September 14, 1999, by and among Charter Communications Operating, LLC, a Delaware limited liability company ("CCO"); Charter Communications Holding Company, LLC, a Delaware limited liability company ("CHARTER HOLDCO"); the other Persons listed on the signature pages thereto (the "INVESTORS"); with respect to certain provision thereof, Charter Communications, Inc. ("CCI"); and with respect to certain provisions thereof, Paul G. Allen ("ALLEN"), is entered into as of November ___, 1999.

                                    RECITALS

      A. In connection with the transactions contemplated by the Purchase Agreements, CCO, Charter Holdco, the Investors, CCI and Allen entered into that certain Contribution Agreement dated as of September 14, 1999 (the "CONTRIBUTION AGREEMENT").

      B. Section 6.6 of the Contribution Agreement provides that the Contribution Agreement may be amended by an instrument in writing executed by a majority-in-interest (measured by Issued Units) of the Investors, so long as such amendment does not have an adverse and discriminatory impact on any Investor.

      C. The parties executing this Amendment, representing a majority-in-interest (measured by Issued Units) of the Investors, wish to amend the Contribution Agreement in the manner set forth in this Amendment, all effective as of September 14, 1999.

      D. Capitalized terms used in this Amendment but not otherwise defined have the meaning ascribed to them in the Contribution Agreement.

                                    AGREEMENT

      In consideration of the premises contained herein and the agreements set forth below, and intending to be legally bound, the parties agree that the Contribution Agreement is hereby amended as follows:

1. Sections 3 of the Contribution Agreement is hereby amended and restated in its entirety as follows:

      "3. Right to Exchange Class A Preferred Units; Put Rights.

            3.1. Right to Exchange. Each Investor will have the right to contribute all or any portion of its Issued Units to CCI in exchange for Common Stock immediately prior to or concurrently with the IPO, in the following manner:

                  3.1.1. Prior hereto, CCI has delivered to R&A Management LLC copies of the preliminary prospectus dated October 18, 1999, relating to the IPO, and the Disbursement Agent has delivered a copy of the preliminary prospectus to each Investor.

                  3.1.2. On or before November 5, 1999, the Disbursement Agent shall deliver a notice to CCI stating the number of Issued Units, if any, that each Investor will commit to exchange into shares of Common Stock concurrently with the closing of the IPO (the "EXCHANGED UNITS"). If no such notice is delivered with respect to one or more Investors, then each such Investor will no longer have the right to exchange Issued Units into shares of Common Stock. Each Investor electing to exchange Issued Units for Common Stock will, upon delivery of the confirmation notice, execute and deliver a Contribution Agreement in the form attached hereto as EXHIBIT C (the "SECOND CONTRIBUTION AGREEMENT"). Such election and such deliveries shall be contingent upon closing of the IPO and the fulfillment of all of the obligations of Charter Holdco, CCI and their affiliates hereunder, including without limitation the delivery of the Accretion Put and Registration Support Put as provided herein.

            3.2. Valuation of Exchanged Units and CCI Common Stock. As more fully set forth in the Second Contribution Agreement, for purposes of the exchange under Section 3.1:

                  3.2.1 shares of Common Stock shall be valued at the gross price to the public in the IPO; and

                  3.2.2 Exchanged Units shall be valued at the sum of (i) the Class A Preferred Contributed Amount in respect of the Exchanged Units, and (ii) the Class A Preferred Return Amount in respect of such Exchanged Units (the aggregate value of all such Exchanged Units being referred to as the "ROLLOVER AMOUNT").

            3.3. Lockup Agreement. Investors receiving shares of Common Stock in exchange for Exchanged Units (the "ROLLOVER INVESTORS") will enter into a lockup agreement with the underwriters of the IPO, in the form attached hereto as EXHIBIT G.

            3.4. Loss of Exchange Rights. Issued Units that are not exchanged for shares of Common Stock concurrently with the IPO will remain as Class A Preferred Units and will no longer be exchangeable into shares of Common Stock.

            3.5. Registration Rights Agreement. Each Rollover Investor and CCI shall enter into a Registration Rights Agreement in the form attached hereto as EXHIBIT H.

            3.6. Put Rights. The Charter Put (as defined in Section 5) entered into at the Closing will not apply as to any shares of Common Stock received in exchange for Issued Units ("ROLLOVER SHARES"). Allen will deliver two put agreements in the forms attached hereto as EXHIBIT E (the "ACCRETION PUT") and EXHIBIT F (the "REGISTRATION SUPPORT PUT") to each Investor that elects to exchange Issued Units into Common Stock.

            3.7. Credit Support.

                  3.7.1 Delivery of LC or Collateral. At the closing under the Second Contribution Agreement, Allen shall either:

                  (i) deliver to the Disbursement Agent a letter of credit from a bank, investment bank or other financial institution reasonably acceptable to the Disbursement Agent in form and substance reasonably acceptable to the Disbursement Agent, in an amount at least equal to the Rollover Amount (the "LETTER OF CREDIT"); or

                  (ii) deliver into escrow, as collateral securing Allen's
            obligations under the Registration Support Put, marketable securities (which shall include, for this purpose, shares of Microsoft Corp. common stock which Allen has held for at least two years) having a then market value at least equal to the Rollover Amount (the "COLLATERAL") together with a pledge agreement in form and substance reasonably acceptable to the Disbursement Agent securing Allen's obligations under the Registration Support Put (the "PLEDGE AGREEMENT"); provided, however, that, except to the extent action is properly taken against the Collateral as a result of Allen's failure to perform his obligations under the Registration Support Put, Allen shall at all times retain all rights incident to the ownership of such securities including without limitation voting rights and rights to receive dividends; or

                  (iii) deliver any combination of a Letter of Credit and
            Collateral under clause (i) or (ii) of this Sections 3.7.1 which in the aggregate are valued at the Rollover Amount.

                  3.7.2 Conditions for Use. The Letter of Credit shall provide that the Letter of Credit may be drawn upon (or, if applicable, the Pledge Agreement shall provide that action may taken against the Collateral) by the Disbursement Agent (on behalf of any Rollover Investor) only in the event, and only to the extent, that Allen breaches his obligation to purchase Rollover Shares from such Rollover Investor pursuant to Section 2 of the Registration Support Put. In such case, the Letter of Credit or Collateral may be utilized either (i) to pay the full Purchase Price due under the Registration Support Put, provided that concurrently therewith title to the Rollover Shares is transferred to Allen or his designee in accordance with the terms of the Registration Support Put or (ii) to compensate such Rollover Holder for damages suffered as a result of such breach, if, following such breach by Allen, the Rollover Holder sells the Rollover Shares tendered to Allen to an unaffiliated third party under arms length commercially reasonable terms, with a reasonable and customary discount to reflect the fact that the Rollover Shares are "restricted shares" under rules and regulations of the SEC (an "ALTERNATE PRIVATE SALE"), which damages shall be deemed to be the difference between the aggregate amount which was payable by Allen under Section 2 of the Registration Support Put and the aggregate sale price received pursuant to such Alternate Private Sale. All draws upon the Letter of Credit, and all actions with respect to the Collateral, shall be made by the Disbursement on behalf of the claiming Rollover Holder. Each Investor hereby irrevocably appoints the Disbursement as its representative for such purpose (and the Disbursement Agent hereby accepts such appointment) and agrees that any action taken by the Disbursement Agent with respect to the Letter of Credit or the Collateral which purports to be on behalf of such Investor shall be binding on such Investor. Any payments received by the Disbursement Agent on behalf of any Investor shall discharge Mr. Allen's obligations to such Investor to the extent of such payments.

                  3.7.3 Duration. Such Letter of Credit or Pledge Agreement shall be maintained by Allen through the date which is 2 years following the closing date of the IPO. In the case of a Letter of Credit, the initial term shall be for one year; provided, however, that the Disbursement Agent shall be entitled to draw upon the Letter of Credit at the end of such one year period unless, at least 15 days prior thereto, either (i) the Letter of Credit is either affirmatively renewed or renewed under its terms by inaction of the bank or (ii) Allen provides a replacement Letter of Credit and/or replacement Collateral under a Pledge Agreement (provided such new Letter of Credit and Collateral have an aggregate value equal to or exceeding the then remaining face amount of the existing Letter of Credit). If the Disbursement Agent draws upon the Letter of Credit due to its expiration as set forth above, the Disbursement Agent shall deposit such funds in an appropriate escrow account, pursuant to agreements in form and substance reasonably acceptable to the parties, from which payments will be made to Investors in the event of a breach of the Registration Support Put as contemplated by Section 3.7.2 and the Letter of Credit. Any remaining funds in such escrow account will be returned to Mr. Allen two years following the date of the IPO.

                  3.7.4 Substitution; Reduction.

                  (a) Allen shall have the ability at any time from time to time to substitute a Letter of Credit for some or all of the Collateral, or Collateral for any portion of a Letter of Credit, on a dollar for dollar basis, and the Disbursement Agent shall cooperate with Allen in effecting the release of Collateral or a reduction of the amount of the Letter of Credit concurrently with delivery of such substitute Letter of Credit or Collateral (as the case may be).

                  (b) From time to time at Allen's request (but not more than once every three months), the Disbursement Agent shall cooperate with Allen to reduce the Letter of Credit or the amount of Collateral to an aggregate value not less than the greater of (i) the Rollover Amount multiplied by a fraction the numerator of which is the number of any remaining Rollover Shares which have neither been transferred to Allen nor sold to a third party that is not a Permitted Transferee (whether pursuant to the Shelf Registration or otherwise) and the denominator of which is the initial number of Rollover Shares; and (ii) the fair market value of such remaining Rollover Shares on the date of such request (as determined by reference to the Closing Price under the Registration Support Put).

            3.8. Earlier Offering by Entity other than CCI. In the event that an affiliate of Charter Holdco and CII other than CCI conducts an initial public offering of common stock prior to the IPO, then:

                  3.8.1. CII and Charter Holdco shall cause such affiliate to enter into an agreement with the Investors giving them substantially the same rights set forth in Sections 3.1, 3.2, 3.3 and 3.4; and

                  3.8.2. Allen shall enter into an agreement with the Investors giving them substantially the same rights set forth in Sections 3.5,
            3.6 and 3.7 (with the Accretion Put and Registration Support Put being applicable to common stock of such affiliate received by Investors in the initial public offering of such affiliate).

2. Exhibit C (Form of Second Contribution Agreement) to the Contribution Agreement is replaced in its entirety by Exhibit C to this Amendment.

3. Exhibit E (Form of Allen Put) to the Contribution Agreement is replaced in its entirety by Exhibit E (Form of Accretion Put) to this Amendment.

4. Exhibit F (Lockup Put) to the Contribution Agreement is deleted in its entirety, and a new Exhibit F (Registration Support Put) is hereby added in the form of Exhibit F hereto.

5. Exhibit H (Registration Rights Agreement) to the Contribution Agreement is attached hereto as Exhibit H hereto.

6. On or prior to the closing under the Second Contribution Agreement, Section
   3.5.3 of the LLC Agreement shall be amended in its entirety to read as follows:

            "3.5.3 Right to Redeem Class A Preferred Units. At any time after the third anniversary of the Class A Preferred Measuring Date, the Company shall have the right to redeem the Class A Preferred Units at a redemption price equal to the sum of (i) the Class A Preferred Contributed Amount in respect of such redeemed Class A Preferred Units and (ii) the Class A Preferred Return Amount in respect of such redeemed Class A Preferred Units. The Class A Preferred Units redeemed pursuant to this Section 3.5.3 shall be deemed cancelled."

7. Except as otherwise set forth in this Amendment, the Contribution Agreement remains unchanged and in full force and effect and the terms of Section 6 of the Contribution Agreement are incorporated herein and shall be applicable to this Amendment. Without limiting any of the foregoing, each Investor acknowledges that former Section 3 of the Contribution Agreement (and any similar provision of any letter agreement referenced in the Contribution Agreement) is of no further force and effect and that the execution and delivery of this agreement constitutes settlement in full of all claims or rights arising out of any failure by any party to comply with former Section 3 and any such similar provision of any letter agreement.

8. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

           Signature Page to First Amendment to Contribution Agreement

      IN WITNESS WHEREOF, parties hereto have caused this Amendment to be signed by their duly authorized representatives, all as of the date first written above.



                                 AS REQUIRED TO APPROVE AMENDMENT:

                                 CHARTER INVESTMENT, INC


                                    By:  _______________________________________
                                          Name:
                                          Title:


                                 WITH RESPECT TO SECTION 1 OF THIS
                                 AMENDMENT ONLY:



                                    ____________________________________________
                                    Paul G. Allen, by William D. Savoy,
                                    his attorney-in-fact

           Signature Page to First Amendment to Contribution Agreement


                                 INTERLINK INVESTMENT CORP.


                                 By:  __________________________________________
                                      Kevin B. Allen, Vice President


                                 RIFKIN & ASSOCIATES, INC.


                                 By:  __________________________________________
                                      Monroe M. Rifkin, Chairman of the Board

                                 RIFKIN FAMILY INVESTMENT COMPANY,
                                    L.L.L.P.

                                 By:      Its General Partners


                                 _______________________________________________
                                 Monroe M. Rifkin, General Partner


                                 _______________________________________________
                                 Stuart G. Rifkin, General Partner


                                 _______________________________________________
                                 Bruce A. Rifkin, General Partner


                                 _______________________________________________
                                 Ruth R. Bennis, General Partner

                                 RIFKIN CHILDREN'S TRUST


                                 By:  __________________________________________
                                      Monroe M. Rifkin, Co-Trustee

           Signature Page to First Amendment to Contribution Agreement


                                 RIFKIN CHILDREN TRUST-II


                                 By:  __________________________________________
                                      Monroe M. Rifkin, Co-Trustee

                                 RIFKIN CHILDREN'S TRUST III


                                 By:  __________________________________________
                                      Monroe M. Rifkin, Co-Trustee

                                 360 GROUP, INC.


                                 By:  __________________________________________
                                      Dale D. Wagner, Treasurer

                                 MORRIS CHILDREN TRUST


                                 By:  __________________________________________
                                      Charles R. Morris, III, Trustee

                                 CRM II LIMITED PARTNERSHIP, LLLP


                                 By:  __________________________________________
                                      Charles R. Morris, General Partner

                                 INDIANA CABLEVISION MANAGEMENT CORP.


                                 By:  __________________________________________
                                      Monroe M. Rifkin, President


                                 _______________________________________________
                                 MONROE M. RIFKIN


                                 _______________________________________________
                                 KEVIN B. ALLEN

           Signature Page to First Amendment to Contribution Agreement


                                 _______________________________________________
                                 JEFFREY D. BENNIS


                                 _______________________________________________
                                 STEPHEN E. HATTRUP


                                 _______________________________________________
                                 BRUCE A. RIFKIN


                                 _______________________________________________
                                 PETER N. SMITH


                                 _______________________________________________
                                 DALE D. WAGNER


                                 _______________________________________________
                                 STUART G. RIFKIN


                                 _______________________________________________
                                 PAUL A. BAMBEI


                                 _______________________________________________
                                 LUCILLE A. MAUN


                                 _______________________________________________
                                 RUTH R. BENNIS


                                 _______________________________________________
                                 CHARLES R. MORRIS, III

                                 "Disbursement Agent"
                                 R&A MANAGEMENT LLC

                                 By:  __________________________________________

                                 Its: __________________________________________

                                    EXHIBIT C


                 (AND EXHIBIT C TO CONTRIBUTION AGREEMENT)


                         FORM OF CONTRIBUTION AGREEMENT

                          SECOND CONTRIBUTION AGREEMENT


      THIS SECOND CONTRIBUTION AGREEMENT is made as of ________ __, 1999, by and between __________ (the "HOLDER"), Charter Communications Holding Company, LLC, a Delaware limited liability company ("CHARTER HOLDCO") and Charter Communications, Inc., a Delaware corporation ("CCI").

                                    RECITALS

      WHEREAS, Holder owns Class A Preferred Units of Charter Holdco that were issued in connection with (a) that certain Purchase and Sale Agreement by and among Charter Investment, Inc. (formerly Charter Communications, Inc.) ("CII"), Charter Communications Operating, LLC (by assignment) ("CCO"), the Persons listed on the signature pages thereto as "Sellers" and Rifkin Acquisition Partners, L.L.L.P., dated April 26, 1999, as amended (the "RAP AGREEMENT"), and
(b) that certain Purchase and Sale Agreement by and among CII, CCO, the Persons listed on the signature pages thereto as "Sellers" and InterLink Communications Partners, LLLP, dated April 26, 1999, as amended (the "INTERLINK AGREEMENT" and, together with the RAP Agreement, the "PURCHASE AGREEMENTS");

      WHEREAS, pursuant to the Contribution Agreement by and among Holder and Charter Holdco, among others, dated as of September 14, 1999, as amended, and entered into in connection with the transactions contemplated by the Purchase Agreements (the "FIRST CONTRIBUTION Agreement"), Holder has the right to exchange the Class A Preferred Units that were subject to the First Contribution Agreement for shares of Class A Common Stock of CCI ("COMMON STOCK") simultaneously with the closing of the initial public offering of CCI (the "IPO"), all subject to the terms of the First Contribution Agreement;

      WHEREAS, Holder has agreed to contribute the number of such Class A Preferred Units set forth on EXHIBIT A hereto (the "CONTRIBUTED UNITS") to CCI simultaneously with, and contingent upon the occurrence of the IPO, in exchange for Common Stock;

      NOW, THEREFORE, in light of the above recitals and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    DEFINITIONS.

      1.1. "AGREEMENT" means this Contribution Agreement.

      1.2. "CLASS A PREFERRED CONTRIBUTED AMOUNT" has the meaning given that term in the Operating Agreement.

      1.3. "CLASS A PREFERRED RETURN AMOUNT" has the meaning given that term in the Operating Agreement.

      1.4. "CLASS A PREFERRED UNITS" has the meaning given that term in the Operating Agreement.

      1.5. "EXCHANGING GROUP" means Holder and all other holders of Class A Preferred Units that have agreed to exchange such units for shares of Common Stock simultaneously with the IPO pursuant to an agreement substantially similar to this Agreement.

      1.6. "OPERATING AGREEMENT" means that certain Amended and Restated Limited Liability Company Agreement of Charter Holdco effective as of _________, 1999 as amended from time to time.

      1.7. "PERSON" means an individual, corporation, limited liability company, partnership, sole proprietorship, association, joint venture, joint stock company, trust, incorporated organization, or governmental agency or other entity.

2. CONTRIBUTION AND ISSUANCE OF COMMON STOCK.

      2.1. Contribution of Contributed Units. Holder hereby agrees to contribute to CCI the Contributed Units simultaneously with, and contingent upon, the occurrence of the IPO, in a transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended.

      2.2. Issuance of Common Stock. As consideration for the contribution of the Contributed Units, CCI agrees to issue a number of shares of Common Stock to Holder equal to a fraction, the numerator of which is the sum of (i) the Class A Preferred Contributed Amount in respect of the Contributed Units, and (ii) the Class A Preferred Return Amount in respect of such Contributed Units, and the denominator of which is the gross price at which the Common Stock is sold to the public in the IPO. No fractional shares or scrip representing fractions of shares of Common Stock will be issued upon the exchange of Contributed Units. That portion of each Holder's Contributed Units that would otherwise be exchanged for a fractional share shall instead be redeemed by Charter Holdco for a cash payment (calculated to the nearest $.01) equal to such fraction multiplied by the gross price at which the Common Stock is sold to the public in the IPO.

      2.3. Lockup Agreement. Currently with the execution and delivery of this Agreement, Holder agrees to deliver a lockup agreement with the underwriters of the IPO, in the form attached as Exhibit G to the First Contribution Agreement (the "LOCKUP AGREEMENT").

      2.4. Registration Rights Agreement. At the Closing, Charter and each Holder shall execute and deliver a Registration Rights Agreement among the Holders and CCI, in the form attached as Exhibit H to the First Contribution Agreement (the "REGISTRATION RIGHTS AGREEMENT").

3.    REPRESENTATIONS AND WARRANTIES.

      3.1. Representations and Warranties of CCI. CCI hereby represents and warrants to each Holder that: (i) it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby,
(ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of CCI, (iii) this Agreement has been duly and validly executed and delivered by CCI and is a valid and binding agreement of CCI, enforceable against CCI in accordance with its terms, except
(a) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      3.2. Holder's Representations and Warranties. Holder hereby represents and warrants to CCI as follows:

            3.2.1. Holder has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holder and is a valid and binding agreement of Holder, enforceable against it in accordance with its terms, except as (a) such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            3.2.2. Holder, either alone or (if such Holder designated a Purchaser Representative in connection with its September 14 acquisition of the Contributed Units from Holdco) together with a Purchaser Representative (which Purchaser Representative has completed and delivered to CII a completed "Purchaser Representative Questionnaire" delivered to each Holder in the Equity Letter), is an "accredited investor" as defined in Securities and Exchange Commission ("SEC") Rule 501(a). The "Investor Questionnaire" that was completed by Holder and delivered to CII together with the executed letter agreement dated August 27, 1999 from CII to each of the Holders is true and correct in all material respects as of the date hereof. If, pursuant to such Investor Questionnaire, Holder designated a "Purchaser Representative", (i) Holder hereby confirms its appointment of such Purchaser Representative as its purchaser representative in connection with its purchase of CCI Stock hereunder and (ii) to the best of Holder's knowledge, such Purchaser Representative's Purchaser Representative Questionnaire is true and correct in all material respects as of the date hereof. If Holder acted in the capacity of "Purchaser Representative" for any other purchaser of Class A Preferred Units, (i) Holder hereby confirms its appointment as purchaser representative in connection with the purchase of CCI stock hereunder and (ii) that its previously delivered Purchaser Representative Questionnaire is true and correct in all material respects as of the date hereof.

            3.2.3. If Holder is a corporation, partnership, trust or other entity, Holder was not organized for the specific purpose of acquiring the Common Stock.

            3.2.4. Holder has received and reviewed all information Holder considers necessary or appropriate for deciding whether to invest in the Common Stock. Holder further represents that Holder has had an opportunity to ask questions and receive answers from CII, CCI, CCO and Charter Holdco and its officers and employees regarding the terms and conditions of purchase of the Common Stock and regarding the business, financial affairs and other aspects of CCI and has further had the opportunity to obtain any information (to the extent CII, CCI, CCO or Charter Holdco possesses or can acquire such information without unreasonable effort or expense) that Holder deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Holder.

            3.2.5. Holder acknowledges that the Common Stock has not been registered under the Act, or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein. Such Issued Units are being acquired by Holder for investment purposes for Holder's own account only and not for sale or with a view to distribution of all or any part of such Common Stock. No other person will have any direct or indirect beneficial interest in the Common Stock.

            3.2.6. Holder understands that the shares of Common Stock are and will be "restricted securities" under the federal securities laws in that such securities will be acquired from CCI in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely.

            3.2.7. Holder understands and acknowledges that the shares shall bear a legend stating in substance:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT (AND ANY APPLICABLE STATE SECURITIES LAWS) OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

      3.3. At the Closing, Holder will own all of the Contributed Units, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Contributed Units), other than those arising under applicable law and those arising under the Operating Agreement.

      3.4. Upon the transfer of the Contributed Units, CCI will receive good title to the Contributed Units, free and clear of all liens, encumbrances and adverse interests created by the Holder or any of the Holders predecessors-in-interest, other than those arising under applicable law or those arising under the Operating Agreement.

4.    CLOSING; CLOSING CONDITIONS.

      The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur simultaneously with (and shall be contingent upon) the closing of the IPO and shall take place at a location specified by CCI. At the Closing, Holder shall (a) contribute to CCI the Contributed Units, (b) deliver or cause to be delivered to CCI one or more certificates evidencing the Contributed Units (if such interests are certificated), together with duly executed assignments separate from the certificate in a form reasonably satisfactory to CCI to effectuate the transfer of such Contributed Units to CCI,
(c) execute and deliver the Lockup Agreement, (d) execute and deliver the Registration Rights Agreement, and (e) countersign the Accretion Put and the Registration Support Put (as required by and defined in the First Contribution Agreement). At the Closing, CCI shall execute and deliver the Registration Rights Agreement and shall deliver or cause to be delivered to Holder the Common Stock. The Holder and CCI will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or its representatives to be physically present at the Closing.

5.    GENERAL PROVISIONS.

      5.1. Notices. All notices hereunder shall be in writing and shall be deemed to have been delivered on the date of the first attempted delivery by (i) the United States Postal Service, unless otherwise provided herein, to the respective party if mailed by certified mail, return receipt requested, or (ii) a reputable overnight delivery service, to the respective party at its address set forth below or such other address as either party may designate to the other by written notice in accordance herewith:

      If to Holder:

            R&A Management, LLC
            360 South Monroe Street, Suite 600
            Denver, Colorado  80209
            Attention: Kevin B. Allen
            Telecopy: (303) 322-3553

      with a complete copy under separate cover (which copy by itself shall not constitute notice) to:

            Stuart G. Rifkin, Esq.
            Baker & Hostetler
            303 East 17th Avenue, Suite 1100
            Denver, Colorado  80110
            Telecopy:  (303) 861-7805


      If to CCI:

            Charter Communications, Inc.
            12444 Powerscourt Drive
            St. Louis, Missouri 63131
            Attention:  Jerald L. Kent, President
            Telecopy: (314) 965-8793


      with a complete copy under separate cover (which copy by itself shall not constitute notice) to:


            Charter Communications, Inc.

            12444 Powerscourt Drive
            St. Louis, Missouri 63131
            Attention:  Curtis S. Shaw, Esq.
            Senior Vice President & General Counsel
            Telecopy:  (314) 965-8793

            and to:

            Irell & Manella LLP
            1800 Avenue of the Stars
            Suite 900
            Los Angeles, California 90067
            Attention:  Alvin G. Segel, Esq.
            Telecopy:  (310) 203-7199

      5.2. Construction. Throughout this Agreement, as the context requires, (a) the singular tense and number includes the plural, and the plural tense and number includes the singular; (b) the past tense includes the present, and the present tense includes the past; and (c) references to parties, sections, schedules, and exhibits mean the parties, sections, schedules, and exhibits of and to this Agreement. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section. If there is any apparent conflict or inconsistency between the provisions set forth in this Agreement, and the provisions set forth in any schedule or exhibit, to the extent possible such provisions shall be interpreted in a manner so as to make them consistent. If it is not possible to interpret such provisions consistently, the provisions set forth in the body of this Agreement shall prevail.

      5.3. Assignment. None of the parties may assign their rights under this Agreement without the prior written consent of the other parties; provided, however, that CCI may assign its rights, benefits or obligations under this Agreement to one or more entities controlled by or affiliated with them, without the prior consent of any other party hereto. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

      5.4. No Third-Party Benefits. None of the provisions of this Agreement are intended to benefit, or to be enforceable by, any third-party beneficiaries.

      5.5. Governing Law. This Agreement is governed by the laws of the State of Delaware, without regard to Delaware's rules relating to conflict of laws.

      5.6. Amendment and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by CCI and Holder; provided, however, that R&A Management, LLC (acting as agent for Holder under the terms of the Purchase Agreements) shall have the right to consent to an amendment to this Agreement on behalf of Holder so long as (i) such amendment does not adversely and discriminatorily affect the Exchanging Group, and (ii) a majority-in-interest (based on Class A Preferred Units being exchanged) of all Persons comprising the Exchanging Group consent to such amendment. No waiver of any provision of this Agreement or of any rights or obligations of any party under this

Agreement shall be effective unless in writing and signed by the party or parties waiving compliance, and shall be effective only in the specific instance and for the specific purpose stated in that writing.

      5.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.8. Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

      5.9. Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      5.10. Integration. This Agreement and any documents referred to herein or therein (the "TRANSACTION DOCUMENTS") contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. Except for the Transaction Documents, this Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

                    Signature Page to Contribution Agreement

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date indicated.



                                 CHARTER COMMUNICATIONS, INC


                                    By:  _______________________________________
                                          Name:
                                          Title:


                                 CHARTER COMMUNICATIONS HOLDING COMPANY,
                                       LLC


                                    By:  _______________________________________
                                          Name:
                                          Title:


                                     HOLDER


                                     ___________________________________________

                                    EXHIBIT A

                                CONTRIBUTED UNITS

                                    EXHIBIT E


                 (AND EXHIBIT E TO CONTRIBUTION AGREEMENT)


                              FORM OF ACCRETION PUT

                               FORM OF [ACCRETION]

                                  PUT AGREEMENT



      This Put Agreement ("Agreement") is made as of the ___ day of _____, 199_ [to be dated the day of the exchange closing in connection with IPO] by and between Paul G. Allen, an individual ("Allen"), and __________ (the "Holder"), with reference to the following facts:

      A   Charter Communications Operating, LLC ("CCO") is a party to (1) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates have acquired all of the outstanding equity of RAP and InterLink, respectively.

      B   Allen is the indirect controlling owner of CCO and expects to derive benefit from the transactions contemplated by the Purchase Agreements.

      C   Holder is a former owner of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, and pursuant to the Contribution Agreement (as defined below), Holder was issued preferred membership units of Charter Communications Holding Company, LLC ("Charter LLC").

      D   In connection with the initial public offering of Charter
Communications, Inc. ("CCI"), Holder exchanged its preferred membership units in Charter LLC for CCI Stock (as defined below), and as a condition of such exchange, Allen agreed to enter into this Agreement, giving Holder certain rights with respect to the CCI Stock.

      NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

      1. Definitions. As used in this Agreement, the following terms have the following meanings:

      "Closing Price" means, with respect to a share of CCI common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of CCI common stock are listed or admitted for trading or (ii) if shares of CCI common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, in the absence of any last reported sales price, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

      "CCI Stock" means all shares of common stock of CCI issued to Holder in exchange for preferred membership units of Charter LLC, and all other securities that constitute "CCI Stock" in accordance with Section 5 of this Agreement.

      "Contribution Agreement" means the Contribution Agreement dated as of September 14, 1999, by and among , CCO, Charter Communications Holding Company, LLC, the Investors, CCI and Allen, as amended by the First Amendment to Contribution dated as of November ___, 1999.

      "IPO Price" means the price per share at which shares of common stock of CCI are sold to the public in CCI's initial public offering (without reduction for underwriters' fees, discounts, commissions, and other selling expenses).

      "Lockup Agreement" means the agreement entered into between the Holder and the underwriters of CCI's initial public offering, which, among other things, prohibits the Holder from selling the CCI Stock until the Lockup Termination Date.

      "Lockup Termination Date" means the earliest date on which the Lockup Agreement no longer prohibits the Holder from selling the CCI Stock.

      "Minimum Amount" means the lesser of (i) CCI Stock for which the Purchase Price under this Agreement is at least $1,000,000, or (ii) all CCI Stock that is subject to the Holder's Put Option under this Agreement.

      2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable from the date hereof through and including the date of termination of the Put Option under Section 7 by written notice delivered to Allen, to sell and to permit any of the Holder's Permitted Transferees to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the CCI Stock held by the Holder and its Permitted Transferees that represents at least the Minimum Amount. Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to
Section 5.3, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the CCI Stock held by the Holder and its Permitted Transferees that is specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in Section 3.

      3. Purchase Price; Closing.

            3.1 The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal the IPO Price (calculated in accordance with Section 5, if applicable), plus interest thereon at a rate of four and one-half percent (4.5%) per year, compounded annually, for the period from the date of this Agreement through the closing of the purchase and sale of the CCI Stock hereunder (the "Closing").

            3.2 At each Closing, (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer (if wire transfer instructions were provided in the notice of exercise) or certified bank check; and (b) the Holder shall deliver or cause to be delivered to

Allen or his designee one or more certificates evidencing the CCI Stock to be purchased and sold at such Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer of such CCI Stock to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 4.

            3.3 Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on (or before if Allen so determines) the thirtieth day after the Holder delivers the written notice described above (or, if such day is not a business day, on the next business day thereafter), or at such other time and place as the Holder and Allen may agree. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

      4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder or one of its Permitted Transferees will own all of the CCI Stock required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the CCI Stock), other than those arising under applicable law and those arising under the organizational documents of CCI; (d) upon the transfer of the CCI Stock pursuant to Section 3, Allen or his designee will receive good title to the CCI Stock, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of CCI.

      5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

            5.1 If the number of shares of CCI Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of CCI through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option, without change in the total price applicable to the unexercised portion of the Put Option but with a corresponding adjustment in the price per unit of any security covered by the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 5.1 shall constitute "CCI Stock" for purposes of this Agreement.

            5.2 Upon a reorganization, merger or consolidation of CCI with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding CCI Stock is converted into or exchanged for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "CCI Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the CCI

Stock pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all CCI Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 5.2 shall constitute "CCI Stock" for purposes of this Agreement.

            5.3 In the event of any proposed Business Combination pursuant to which the outstanding CCI Stock will be converted into a right to receive consideration other than securities of CCI or Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this Section 5.3, the purchase and sale of any of the CCI Stock specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 5.3.

      6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of Holder together with all other holders receiving put agreements in connection with the transactions under the Purchase Agreements) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

      7. Termination of Put Option.

            7.1 The Put Option shall terminate on the earliest of the following dates, except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such earliest date:

                  (a) the later of (x) thirty days after the Lockup Termination Date, or (y) the second anniversary of the date of this Agreement;

                  (b) the date specified in Section 5.3; and

                  (c) the later of (x) thirty days after the Lockup Termination Date, or (y) the first date on which both of the following conditions are satisfied:

                        (i) the Closing Price of CCI common stock has exceeded 115% of the IPO Price for any 90 trading days during the preceding 100 consecutive trading days; and

                        (ii) all shares of CCI common stock then held by the Holder or any Permitted Transferee (as defined below) and subject to the Put Option may be sold to the public in their entirety on such date (x) without registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 144 under the Act or another comparable provision or (y) pursuant to a then effective registration statement under the Act.

            7.2 The Put Option shall terminate as to any CCI Stock on the date on which such CCI Stock is first transferred by the Holder or any Permitted Transferee to a person or entity that is not a "Permitted Transferee."

            7.3 For purposes of determining whether the condition in Section 7.1(c)(i) is satisfied, appropriate adjustments will be made to take into account any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of CCI common stock occurring after the consummation of CCI's initial public offering.

      8. Miscellaneous.

            8.1 No Impairment of other Put Rights. Nothing herein is intended to supersede, or limit Holder's ability to exercise its rights under, the Registration Support Put (as defined in the Contribution Agreement).

            8.2 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

            8.3 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

            8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

            If to the Holder:

            with a copy to:



            If to Allen:

                  Paul G. Allen
                  c/o William D. Savoy @ Vulcan Northwest
                  110 110th Avenue Northwest
                  Bellevue, Washington 98004
                  Telecopy: (425) 453-1985

            with a copy to:

                  Irell & Manella LLP
                       1800 Avenue of the Stars, Suite 900
                       Los Angeles, California 90067-4276
                  Attention: Alvin G. Segel
                  Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

            8.5 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

            8.6 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

            8.7 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

            8.8 Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

            8.9 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

            8.10 Assignments.

                  (a) The Holder and any Permitted Transferee may transfer some or all of its CCI Stock to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                        (i) any person or entity that was among the "Investors" who were party to the Contribution Agreement;

                        (ii) any person or entity that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                        (iii) a trust for the benefit of the equity owners of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;

                        (iv) any person or entity for which the Holder is acting as nominee or any trust controlled by or under common control with such person or entity;

                        (v) if the Holder is an individual, any charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.

                  (b) The Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

                  (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any CCI Stock under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

            8.11 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

            8.12 Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

            8.13 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

            8.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.15 Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any CCI Stock pursuant to this Agreement.

            8.16 Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.





                                    ---------------------------------
                                    Paul G. Allen, by William D. Savoy,
                                    attorney-in-fact



















                        [SIGNATURE PAGE TO ACCRETION PUT]

                                     HOLDER


















                        [SIGNATURE PAGE TO ACCRETION PUT]

                                   EXHIBIT F


                 (AND EXHIBIT F TO CONTRIBUTION AGREEMENT)


                        FORM OF REGISTRATION SUPPORT PUT

                       FORM OF [REGISTRATION SUPPORT PUT]

                                  PUT AGREEMENT

         This Put Agreement ("Agreement") is made as of the ___ day of _____, 199_ [to be dated the day of the exchange closing in connection with IPO] by and between Paul G. Allen, an individual ("Allen"), and __________ (the "Holder"), with reference to the following facts:

         A Charter Communications Operating, LLC ("CCO") is a party to (1) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates have acquired all of the outstanding equity of RAP and InterLink, respectively.

         B Allen is the indirect controlling owner of CCO and expects to derive benefit from the transactions contemplated by the Purchase Agreements.

         C Holder is a former owner of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, Holder was issued preferred membership units of Charter Communications Holding Company, LLC ("Charter LLC").

         D In connection with the initial public offering of Charter Communications, Inc. ("CCI"), Holder exchanged its preferred membership units in Charter LLC for CCI Stock (as defined below), and as a condition of such exchange, Allen agreed to enter into this Agreement, giving Holder certain rights with respect to the CCI Stock.

         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Closing Price" means, with respect to a share of CCI common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of CCI common stock are listed or admitted for trading or (ii) if shares of CCI common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, if such last reported sales price is not available, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

         "CCI Stock" means all shares of common stock of CCI issued to Holder in exchange for preferred membership units of Charter LLC, and all other securities that constitute "CCI Stock" in accordance with Section 5 of this Agreement.

         "Contribution Agreement" means the Contribution Agreement dated as of September 14, 1999, by and among , CCO, Charter Communications Holding Company, LLC, the Investors, CCI and Allen, as amended by the First Amendment to Contribution dated as of November ___, 1999.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated the date hereof, among CCI, the Holder and certain additional holders of CCI Stock executing such agreement.

         2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable by written notice in the form attached as Exhibit A hereto delivered to Allen at any time after the date that is 180 days from the date hereof until the date of termination of the Put Option under
Section 7, to sell and to permit any of the Holder's Permitted Transferees to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the Registrable Securities (as defined in the Registration Statement) held by the Holder and its Permitted Transferees; provided, however, that the Put Option shall not be exercisable unless on the date the written notice of exercise is delivered the Registrable Securities specified in the Holder's notice pursuant to this Section 2 are not then able to be resold under the Registration Statement contemplated by the Registration Rights Agreement (whether or not such inability constitutes a breach of the Registration Rights Agreement). Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 5.3, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the CCI Stock held by the Holder and its Permitted Transferees that is specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in
Section 3.

         3. Purchase Price; Closing.

            3.1 The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal to the Closing Price of CCI common stock on the date on which the Holder's notice of exercise is delivered under
Section 2 (or if such date is not a trading day, then the Closing Price on the next trading day).

            3.2 At each closing of the purchase and sale of the CCI Stock pursuant to the exercise of the Put Option (the "Closing"), (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer (if wire transfer instructions were provided in the notice of exercise) or certified bank check; and (b) the Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the CCI Stock to be purchased and sold at such Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer of such CCI Stock to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 4.

            3.3 Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on the thirtieth day after the Holder delivers the written notice described above (or, if such day is not a business day, on the next business day thereafter), or at such other time and place as the Holder and Allen may agree. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

         4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each
Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder or one of its Permitted Transferees will own all of the CCI Stock required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the CCI Stock), other than those arising under applicable law and those arising under the organizational documents of CCI; (d) upon the transfer of the CCI Stock pursuant to Section 3, Allen or his designee will receive good title to the CCI Stock, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of CCI.

         5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

            5.1 If the number of shares of CCI Stock is increased, decreased, changed into, or exchanged for a different number or kind of publicly-traded shares or securities of CCI through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 5.1 shall constitute "CCI Stock" for purposes of this Agreement.

            5.2 Upon a reorganization, merger or consolidation of CCI with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding CCI Stock is converted into or exchanged in whole or in part for any other publicly-traded security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "CCI Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the CCI Stock pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all CCI Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 5.2 shall constitute "CCI Stock" for purposes of this Agreement.

            5.3 In the event of any proposed Business Combination pursuant to which the outstanding CCI Stock will be converted in whole or in part into a right to receive consideration other than publicly-traded securities of CCI or Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business

Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such date and except to the extent the Put Option will continue under 5.2 as to that portion of the consideration received constituting Replacement Securities. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this Section 5.3, the purchase and sale of any of the CCI Stock specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 5.3.

         6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby;
(b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of Holder together with all other holders receiving put agreements in connection with the transactions under the Purchase Agreements) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

         7. Termination of Put Option. The Put Option shall terminate on the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold pursuant to the Shelf Registration (each as defined in the Registration Rights Agreement) or otherwise sold (other than to Permitted Transferrees) and (ii) the date two years from the date hereof.

         8. Miscellaneous.

            8.1 No Impairment of other Put Rights. Nothing herein is intended to supersede, or limit Holder's ability to exercise its rights under, the Accretion Put (as defined in the Contribution Agreement).

            8.2 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

            8.3 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

            8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

                  If to the Holder:

                  with a copy to:

                  If to Allen:

                           Paul G. Allen

                           c/o William D. Savoy @ Vulcan Northwest
                           110 110th Avenue Northwest
                           Bellevue, Washington 98004
                           Telecopy: (425) 453-1985

                  with a copy to:

                           Irell & Manella LLP
                           1800 Avenue of the Stars, Suite 900
                           Los Angeles, California 90067-4276
                           Attention: Alvin G. Segel
                           Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

         8.5 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

         8.6 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

         8.7 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

         8.8 Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

         8.9 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

         8.10 Assignments.

              (a) The Holder and any Permitted Transferee may transfer some or all of its CCI Stock to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                (i) any person or entity that was among the "Investors" who were party to the Contribution Agreement;

                (ii) any person or entity that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                (iii) a trust for the benefit of the equity owners of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;

                (iv) any person or entity for which the Holder is acting as nominee or any trust controlled by or under common control with such person or entity;

                (v) if the Holder is an individual, any charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.

              (b) The Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

              (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any CCI Stock under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

              8.11 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

              8.12 Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

              8.13 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

              8.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              8.15 Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any CCI Stock pursuant to this Agreement.

              8.16 Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                          ---------------------------------
                                          Paul G. Allen, by William D. Savoy,
                                          attorney-in-fact



                  [SIGNATURE PAGE TO REGISTRATION SUPPORT PUT]

                                     HOLDER

                  [SIGNATURE PAGE TO REGISTRATION SUPPORT PUT]

                                    Exhibit A

                               Notice of Exercise

                                    EXHIBIT H


                 (AND EXHIBIT H TO CONTRIBUTION AGREEMENT)


                   FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of __________, is entered into by and among Charter Communications, Inc., a Delaware corporation ("Charter") and the stockholders listed on the signature pages hereto (the "Holders").

                             PRELIMINARY STATEMENTS

         Pursuant to the Contribution Agreement, dated as of September 14, 1999, by and among Charter Communications Holding Company ("Charter Holdco"), LLC, Paul G. Allen, Charter and the Holders, as amended by the First Amendment to Contribution dated as of November __, 1999 (as amended, the "Contribution Agreement"), each Holder has exchanged certain Class A Preferred Units in Charter Holdco for shares of Common Stock (as hereinafter defined). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Contribution Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Certain Definitions.

            1.1 Terms Defined in this Section. For purposes of this Agreement, the following terms have the following meanings:

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

         "Charter Indemnified Parties" means Charter, its officers, directors, employees, and agents, and each Person, if any, who controls Charter within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees, and agents of the foregoing parties.

         "Class A Preferred Units" has the meaning ascribed to that term in the Operating Agreement.

         "Common Stock" means the Class A Common Stock, par value $.001 per share, of Charter and any securities into or for which such securities are converted or exchanged by Charter.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

         "Indemnified Party" means a Person claiming a right to indemnification pursuant to Section 5 of this Agreement.

         "Indemnifying Party" means a Person required to provide indemnification pursuant to Section 5 of this Agreement.

         "Losses" means any losses, claims, damages, or liabilities, and any related legal or other fees and expenses.

         "Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement of Charter Holdco effective as of September 14, 1999, as amended from time to time.

         "Permitted Transferee" means, with respect to a Stockholder, (i) any party to this Agreement; (ii) any Person that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with such Stockholder; (iii) a trust for the benefit of the equity owners of such Stockholder and of which the trustee or trustees are one or more Persons that either control, or are commonly controlled with, such Stockholder or are banks, trust companies, or similar entities; (iv) any Person for which such Stockholder is acting as nominee or any trust controlled by or under common control with such person or entity; or (v) if such Stockholder is an individual, any charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of such Stockholder upon the Investor's death, any member of such Stockholder's immediate family, any trust or similar entity for the benefit of the Investor or one or more members of such Stockholder's immediate family, or any entity controlled by the Investor or one or more members of such Stockholder's immediate family.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

         "Prospectus" means the prospectus included in a Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, each as amended, and each applicable prospectus supplement relating to the offering and sale of any of the Registrable Securities pursuant to such Registration Statement.

         "Registrable Securities" means:

            (i) any shares of Common Stock that are issued to a Stockholder in exchange for Class A Preferred Units pursuant to the Second Contribution Agreement, and

            (ii) any securities of Charter or its successors issued or issuable with respect to any shares referred to in paragraph (i) whether by way of conversion, exchange, dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise.

         Securities that are Registrable Securities will cease to be Registrable
Securities:

            (i) when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,

            (ii) when such securities shall have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the applicable purchaser does not receive "restricted securities" (as that term is defined for purposes of Rule 144 under the Securities Act),

            (iii) on the first date on which such securities can be sold and without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision), or

            (iv) when such securities cease to be outstanding.

         "Registration Statement" means a shelf registration statement (including the related Prospectus) of Charter under Rule 415 the Securities Act on any form selected by Charter for which Charter then qualifies and which permits the sale thereunder of the number and type of Registrable Securities (and any other securities of Charter) to be included therein in accordance with this Agreement by the Selling Stockholders and any other sellers in the manner described herein. The term "Registration Statement" shall also include all exhibits, financial statements, and schedules and all documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

          "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

         "Selling Stockholder" means any Stockholder whose Registrable Securities are included in any Registration Statement pursuant to Section 2.

         "Stockholder" means each party to this Agreement who owns Registrable Securities or has the right to acquire Registrable Securities pursuant to the Contribution Agreement and any other Person:

            (i) to whom any Registrable Securities or any rights to acquire any Registrable Securities are transferred by any Person that was, immediately prior to such transfer, a Stockholder,

            (ii) who continues to hold such Registrable Securities or the right to acquire such Registrable Securities,

            (iii) to whom the transferring Stockholder has assigned any of its rights under this Agreement, in whole or in part, in accordance with the provisions of Section 6.7 of this Agreement with respect to such Registrable Securities, and

            (iv) who has executed a counterpart hereof in connection with the transfer of such Registrable Securities.

         "Stockholder Representative" means R&A Management, LLC or such other party as the Sellers shall notify Charter from time to time in a writing signed by Holders of a majority in interest of the then Registrable Securities.

         "Stockholder Indemnified Parties" means each Selling Stockholder, its officers, directors, members, partners, employees, and agents, each Person (if any) who controls such Selling Stockholder within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, members, partners, employees, and agents of the foregoing parties.

            1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                               Section
----                                               -------
Material Event                                     Section 2.3(a)
Registration Expenses                              Section 4.1

            1.3 Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         2. Shelf Registration.

            2.1 Shelf Registration. Charter shall file, and use its best efforts to cause to become effective by the date which is six months after the date hereof, a Registration Statement registering the sale by the Stockholders of all of the Registrable Securities; provided, however, that during the time the Registration Statement is effective, Charter may require from time to time that the Selling Stockholders refrain from selling pursuant to such registration under the circumstances, in the manner, and for the time period described in
Section 2.3.

            2.2 Other Securities. In addition to the Registrable Securities, the Registration Statement may also register the sale of securities to be sold for the account of Charter or for any stockholder of Charter not holding Registrable Securities.

            2.3 Delay of Filing or Sales.

               (a) Charter shall have the right, exercisable by giving written notice of the exercise of such right to the applicable Selling Stockholders, subject to Section 2.3(b), at any time and from time to time, to delay filing or the declaration of effectiveness of a Registration Statement or to require the applicable Selling Stockholders not to sell any Registrable Securities pursuant to an effective Registration Statement for a period not in excess of 120 days beginning on the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by Charter to such effect prior to or during the effectiveness of the Registration Statement, if:

                  (i) Charter is engaged in discussions or negotiations with respect to, or there otherwise is pending, any merger, acquisition, or other form of business combination that is "probable" (within the meaning of the Securities Act), any divestiture, tender offer, financing, or other event that, in any such case, is material to Charter (any such activity or event, a "Material Event"),

                  (ii) such Material Event would, in the judgment of Charter's board of directors (after consultation with counsel), require disclosure so as to permit the Registrable Securities to be sold in compliance with law, and

                  (iii) disclosure of such Material Event would, in the judgment of Charter's board of directors (after consultation with counsel), be adverse to its interests.

            (b) Charter may not delay the filing of a Registration Statement or the sale of any Registrable Securities, whether pursuant to one or more notices pursuant to Section 2.3(a), for more than an aggregate of 120 days within any 12-month period.

            (c) Charter shall have the right, exercisable by giving notice of the exercise of such right to the applicable Selling Stockholders, to delay filing or the declaration of effectiveness of a Registration Statement during any period in which, as a result of Charter's failure to satisfy the conditions in Rule 3-01(c) of Regulation S-X, Charter is required to include in the Registration Statement audited financial statements of Charter prior to the date on which such audited financial statements would normally have been prepared in accordance with Charter's past practices and the SEC's periodic reporting requirements.

            2.4 Continuing Effectiveness of Registration Statement. In connection with any registration pursuant to Section 2.1, subject to Section 2.3, Charter will use its best efforts to prepare and file with the SEC any amendments and supplements to the Registration Statement and the Prospectus used in connection therewith, and to take any other actions, that may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, until the date two years from the date hereof (or, if earlier, the date on which there remain no Registrable Securities outstanding).

         3. Obligations with Respect to Registration.

            3.1 Obligations of Charter. Whenever Charter is obligated by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, Charter shall:

            (a) Within a reasonable time not to exceed ten Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto (other than any amendment or supplement in the form of a filing that Charter makes pursuant to the Exchange Act), furnish to each Selling Stockholder copies of such Registration Statement or Prospectus as proposed to be filed, which documents will be subject to the reasonable review and comments of the Selling Stockholders (and their respective counsel) during such period, and Charter will not file any Registration Statement or any Prospectus or any amendment or supplement thereto containing any statements with respect to any Selling Stockholder or the distribution of the Registrable Securities to be included in such Registration Statement for sale by such Selling Stockholder if such Selling Stockholder reasonably objects in writing. Thereafter, Charter will furnish to each Selling Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and any documents incorporated by reference), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Stockholder.

            (b) After the filing of the Registration Statement, promptly notify each Selling Stockholder of the effectiveness thereof and of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible moment if entered and promptly notify each Selling Stockholder of the lifting or withdrawal of any such order.

            (c) Immediately notify each Selling Stockholder holding Registrable Securities covered by the applicable Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the determination that a Material Event exists or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and promptly make available to such Selling Stockholder any such supplement or amendment, and subject to the provisions of this Agreement regarding the existence of a Material Event, Charter will promptly prepare and furnish to each such Selling Stockholder a supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (d) Make available for inspection by any Selling Stockholder covered by such Registration Statement and any attorney, accountant, or other professional retained by any such Selling Stockholder, all financial and other records, pertinent corporate documents, and properties of Charter as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause Charter's officers, directors, and employees to supply all information reasonably requested by any of such Persons in connection with such Registration Statement. Information that Charter determines, in good faith, to be confidential and notifies such Persons is confidential shall not be disclosed by such Persons unless (i) the release of such information is ordered pursuant to a subpoena or other order from a court, or other governmental agency or tribunal, of competent jurisdiction or (ii) such information becomes public other than through a breach by such Persons of the confidentiality obligations of such Persons. Each Selling Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any transactions in the securities of Charter or for any other purpose unless and until such information is made generally available to the public.

            (e) Register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such United States jurisdictions as the Stockholder Representative shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Stockholder to consummate the disposition in such jurisdictions of such Registrable Securities in accordance with the method of distribution described in such Registration Statement; provided, however, that Charter shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified, (ii) to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, (iii) to execute or file any general consent to service of process under the laws of any jurisdiction, or
(iv) to subject itself to taxation in any jurisdiction where it has not theretofore done so.

            (f) Use its best efforts to (i) cause such Registrable Securities covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market or listed on the automated quotation market on which securities of the same class and series as the Registrable Securities (or into which such Registrable Securities will be or have been converted) are then listed, traded, or quoted upon the sale of such Registrable Securities pursuant to such Registration Statement and (ii) provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

            (g) Make and keep information publicly available relating to Charter so as to satisfy the requirements of Rule 144 under the Securities Act (or any successor or corresponding rule) and file with the SEC all reports and other documents required of Charter under the Securities Act and the Exchange Act in a timely manner.

            (h) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (provided that Charter shall not be deemed in violation of this paragraph so long as it files customary quarterly reports with the SEC for such period), and not file any amendment or supplement to such Registration Statement or Prospectus to which any of the Selling Stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act.

            (i) Use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

            (j) Cooperate with the Selling Stockholders to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Selling Stockholder may request.

            (k) Cooperate with each Selling Stockholder in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

         3.2 Selling Stockholders' Obligations. Charter's obligations under this Agreement to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following:

            (a) Such Selling Stockholder shall cooperate with Charter in connection with the preparation of the Registration Statement, and for so long as Charter is obligated to keep the Registration Statement effective, such Selling Stockholder will provide to Charter, in writing, for use in the Registration Statement, all information regarding such Selling Stockholder, its intended method of disposition of the applicable Registrable Securities, and such other information as Charter may reasonably request to prepare the Registration Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof.

            (b) Such Selling Stockholder agrees that, upon receipt of any notice from Charter of the happening of any event of the kind described in Section 3.1(c), such Selling Stockholder will discontinue its offering and sale of Registrable Securities pursuant to the applicable Registration Statement until such Selling Stockholder's receipt of either (i) notice from Charter that a Material Event no longer exists (but for no longer than the end of the 120-day period described in Section 2.3) or (ii) the copies of the supplemented or amended Prospectus contemplated by Section 3.1(c), and, in either case, if so directed by Charter, such Stockholder will deliver to Charter all copies in its possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Charter shall give any such notice, the period mentioned in clause (ii) of Section 2.4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1(c) and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.1(c).

            (c) Such Selling Stockholder agrees that, with respect to the Registrable Securities, such Stockholder will not take any action (or agree to take any action) that would reasonably be expected to toll or otherwise lengthen the holding period under Rule 144(d) and Rule 144(k) under the Securities Act (or any successor rule or provision).

         4. Expenses of Registration.

            4.1 Registration Expenses. Except as provided in Section 4.2 and
Section 4.3, all Registration Expenses incurred in connection with the registration under Section 2.1 and and the distribution of any Registrable Securities in connection therewith shall be borne by Charter. For purposes of this Agreement, the term "Registration Expenses" means all:

                (a) registration, application, filing, listing, transfer, and registrar fees,

                (b) NASD fees and fees and expenses of registration or qualification of Registrable Securities under state securities or blue sky laws

                (c) printing expenses (or comparable duplication expenses), delivery charges, and escrow fees,

                (d) fees and disbursements of counsel for Charter,

                (e) fees and expenses for independent certified public accountants retained by Charter (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters),

                (f) fees and expenses of any special experts retained by Charter in connection with such registration;

                (g) reasonable fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities, and

                (h) fees and expenses of listing the Registrable Securities on a securities exchange or over-the-counter market; and

                (i) all fees and disbursements of one counsel for all such Selling Stockholders as a group attributable to the registration and sale of the Registrable Securities of such Selling Stockholders included in such registration.

            4.2 Selling Stockholder Expenses. Each Selling Stockholder shall pay all stock transfer fees or expenses (including the cost of all transfer tax stamps), if any, all underwriting or brokerage discounts and commissions and all fees and disbursements of counsel for such Selling Stockholder (other than the one counsel described in Section 4.1(i)) attributable to the distribution of the Registrable Securities of such Selling Stockholder included in such registration.


            4.3 Internal Expenses of Charter. Notwithstanding any other provision of this Agreement, Charter shall be obligated to bear all internal expenses of Charter in connection with the registration under Section 2.1 (including all salaries and expenses of its officers and employees performing accounting and legal functions and related expenses).

         5. Indemnification.

            5.1 By Charter. Charter agrees to indemnify and hold harmless each Stockholder Indemnified Party from and against any Losses, joint or several, to which such Stockholder Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Charter will reimburse each such Stockholder Indemnified Party for any reasonable fees and expenses of outside legal counsel for such Stockholder Indemnified Parties, or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such claims; provided, however, that Charter will not indemnify or hold harmless any Stockholder Indemnified Party from or against any such Losses (including any related expenses) to the extent such Losses (including any related expenses) result from an untrue statement, omission or allegation thereof which were (a) made in reliance upon and in conformity with written information provided by or on behalf of the applicable Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus or (b) made in any Prospectus used after such time as Charter advised such Selling Stockholder that the filing of a post-effective amendment or supplement thereto was required, except that this proviso shall not apply if the untrue statement, omission, or allegation thereof is contained in the Prospectus as so amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder Indemnified Parties and shall survive the transfer of such securities by the Selling Stockholders.

            5.2 By Selling Stockholders. Each Selling Stockholder, individually and not jointly, agrees to indemnify and hold harmless each Charter Indemnified Party and each other Stockholder Indemnified Party from and against any Losses, joint or several, to which such Charter Indemnified Party or any other Stockholder Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Selling Stockholder or any Person who controls such Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus; provided, however, that such Selling Stockholder will not indemnify or hold harmless any Charter Indemnified Party or other Stockholder Indemnified Party from or against any such Losses (including any related expenses) (a) to the extent the untrue statement, omission, or allegation thereof upon which such Losses (including any related expenses) are based was made in any Prospectus used after such time as such Selling Stockholder advised Charter that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (b) in an amount that exceeds the net proceeds received by such Selling Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation by or on behalf of Charter Indemnified Parties or the Stockholder Indemnified Parties, and shall survive the transfer of such securities by the Selling Stockholder.

            5.3 Procedures. Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses; provided that such counsel shall be reasonably satisfactory to the Indemnified Party. The failure of any Indemnified Party to give notice as provided in this Section 5.3 shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action, or proceeding. If the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (a) the Indemnifying Party has agreed to pay such fees and expenses, or (b) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is or would be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf) or (c) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment, or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            5.4 Contribution. If the indemnification provided for under this
Section 5 is unavailable to or insufficient to hold the Indemnified Party harmless under Section 5.1 or Section 5.2 above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Indemnifying Party or Indemnified Party, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or that was failed to be supplied by) such Indemnifying Party or Indemnified Party, such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            5.5 Other Indemnification. Indemnification similar to that specified in the preceding provisions of Section 5 (with any necessary changes thereto having been made in order to effectuate the general intent thereof) shall be given by Charter and each seller of Registrable Securities to the applicable Indemnified Parties with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         6. Miscellaneous.

            6.1 Notices.

              (a) All notices, requests, demands, waivers, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or facsimile transmission, to the address or facsimile number specified for the applicable party on Schedule A attached to this Agreement, or to such other Person, address, or facsimile number as any party shall specify by notice in writing to the other parties.

              (b) Any notice or other communication to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received), or (iii) one Business Day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

            6.2 Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by Charter and a majority-in-interest (measured by Registrable Securities) of the Stockholders (except to the extent such amendment would have an adverse and discriminatory impact on any Stockholder, in which event such Amendment shall only be binding on such Stockholder if such Stockholder has executed such amendment). No consent, waiver, or similar act shall be effective unless in writing.

            6.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

            6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            6.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

            6.6 Remedies. In the event of CCI's breach or other failure to perform under this Agreement, each Holder agrees that the sole and exclusive remedy for such breach shall be under such Holder's Registration Support Put; provided, however, that if Paul G. Allen breaches a Holder's Registration Support by failing to purchase securities that he would otherwise be obligated to purchase under the terms thereof, and such holder's damages are not satisfied pursuant to the Letter of Credit and/or Collateral provided under the Contribution Agreement, then this Section 6.6 shall not limit such Holder's remedies against CCI in the event CCI breaches the terms of this Agreement.

            6.7 Assignment.

              (a) Except as expressly provided in this Section 6.7, the rights of the parties hereto cannot be transferred or assigned and any purported assignment or transfer to the contrary shall be void ab initio. Any Stockholder may transfer any of its rights under this

Agreement, without the consent of Charter, to any Person to whom such holder transfers any Registrable Securities or any rights to acquire Registrable Securities, whether such transfer is by sale, gift, assignment, pledge, or otherwise, so long as the terms of this Section 6.7 are followed, and so long as
(x) such transfer is not made pursuant to an effective Registration Statement or pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other manner the effect of which is to cause the transferred securities to be freely transferable without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision) in the hands of the transferee as of the date of such transfer; and
(y) such transfer is made to a Permitted Transferee.

              (b) Notwithstanding Section 6.7(a), no Stockholder may assign any of its rights under this Agreement to any Person to whom such Stockholder transfers any Registrable Securities unless the transfer of such Registrable Securities did not require registration under the Securities Act.

              (c) The nature and extent of any rights assigned shall be as agreed to between the assigning party and the assignee. No Person may be assigned any rights under this Agreement unless Charter is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee, identifying the securities of Charter as to which the rights in question are being assigned, and providing a detailed description of the nature and extent of the rights that are being assigned. Any assignee hereunder shall receive such assigned rights subject to all the terms and conditions of this Agreement, including the provisions of this Section 6.7. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         6.8 Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as set forth herein and by operation of law, no party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of each other party to this Agreement.

                            [Signature page follows.]

         IN WITNESS WHEREOF, Charter and each of the other parties hereto has executed this Agreement as of the date first above written.

                                                    CHARTER COMMUNICATIONS, INC.

                                                    By:________________________

                                                    Name:

                                                    Title:

                    [SIGNATURES CONTINUE ON FOLLOWING PAGES]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

ACCEPTED AND AGREED:

INTERLINK INVESTMENT CORP.

By:_____________________________________
A.       Kevin B. Allen, Vice President

RIFKIN & ASSOCIATES, INC.

By:_____________________________________
     Monroe M. Rifkin, Chairman of the Board

RIFKIN FAMILY INVESTMENT COMPANY, L.L.L.P.

By:      Its General Partners

         __________________________________
         Monroe M. Rifkin, General Partner

         __________________________________
         Stuart G. Rifkin, General Partner

         __________________________________
         Bruce A. Rifkin, General Partner

         __________________________________
         Ruth R. Bennis, General Partner

RIFKIN CHILDREN'S TRUST

By:_____________________________________
         Monroe M. Rifkin, Co-Trustee

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

RIFKIN CHILDREN TRUST-II

By:_____________________________________
         Monroe M. Rifkin, Co-Trustee

RIFKIN CHILDREN'S TRUST III

By:_____________________________________
         Monroe M. Rifkin, Co-Trustee

360 GROUP, INC.

By:_____________________________________
         Dale D. Wagner, Treasurer

MORRIS CHILDREN TRUST

By:_____________________________________
       Charles R. Morris, III, Trustee

CRM II LIMITED PARTNERSHIP, LLLP

By:_____________________________________
     Charles R. Morris, General Partner

INDIANA CABLEVISION MANAGEMENT CORP.

By:_____________________________________
     Monroe M. Rifkin, President

________________________________________
MONROE M. RIFKIN

________________________________________
KEVIN B. ALLEN

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

________________________________________
JEFFREY D. BENNIS

________________________________________
STEPHEN E. HATTRUP

________________________________________
BRUCE A. RIFKIN

________________________________________
PETER N. SMITH

________________________________________
DALE D. WAGNER

________________________________________
STUART G. RIFKIN

________________________________________
PAUL A. BAMBEI

________________________________________
LUCILLE A. MAUN

________________________________________
RUTH R. BENNIS

________________________________________
CHARLES R. MORRIS, III

                                   SCHEDULE A

                                    ADDRESSES

The 360 Group, Inc.
c/o Monroe M. Rifkin
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Monroe M. Rifkin
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Rifkin & Associates, Inc.
c/o Monroe M. Rifkin
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Rifkin Children's Trust
c/o Monroe M. Rifkin, Co-Trustee
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Rifkin Children Trust-II
c/o Monroe M. Rifkin, Co-Trustee
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Rifkin Children's Trust-III
c/o Monroe M. Rifkin, Co-Trustee
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Rifkin Family Investment Company, LLLP
c/o Monroe M. Rifkin, General Partner
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Indiana Cablevision Management Corp.
c/o Monroe M. Rifkin
R & A Management, LLC

360 South Monroe Street, Suite 600
Denver, Colorado 80209

Bruce A. Rifkin
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Ruth Rifkin Bennis
5570 Preserve Drive
Greenwood Village, Colorado 80121

Stuart G. Bennis
Baker & Hostetler
303 E. 17th Avenue, Suite 1100
Denver, Colorado 80202

Kevin B. Allen
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Jeffrey D. Bennis
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Dale D. Wagner
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Stephen E. Hattrup
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Peter N. Smith
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Paul Bambei
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Lucille Maun
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209

Charles R. Morris III
4875 South El Camino Drive
Englewood, CO  80111

CRM II Limited Partnership, LLLP
c/o Charles R. Morris III
4875 South El Camino Drive
Englewood, CO  80111

Morris Children's Trust
c/o Charles R. Morris III
4875 South El Camino Drive
Englewood, CO  80111

InterLink Investment Corp.
c/o Kevin B. Allen
R & A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209